Exhibit 10.2

EXECUTION VERSION

COMMITMENT INCREASE AND JOINDER AGREEMENT

June 3, 2016

Bank of America, N.A., as Administrative Agent
under the Credit Agreement referred to below
Attention:  Felicia Brinson

Ladies and Gentlemen:

Please refer to the Term Credit Agreement dated as of September 22, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Affiliated Managers Group, Inc., as Borrower, various financial institutions and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

In connection with the increase in the Facility by an amount equal to $35,000,000 pursuant to Section 2.3 of the Credit Agreement:

(a)         Bank of America, N.A. (“Bank of America” or the “Existing Increasing Lender”), an existing Lender under the Credit Agreement, has agreed to provide an Incremental Commitment of $15,000,000; and

(b)         JPMorgan Chase Bank, N.A. (“JPM” or the “New Increasing Lender” and, together with the Existing Increasing Lender, collectively, the “Increasing Lenders”) confirms that it has agreed to become a Lender under the Credit Agreement with an Incremental Commitment of $20,000,000, to facilitate such increase in the Facility;

in each case of clauses (a) and (b), on June 8, 2016, subject to the occurrence of the Increase Conditions (as defined below) (such date, the “Increase Effective Date”).

The New Increasing Lender (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The New Increasing Lender represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Commitment Increase and Joinder Agreement (this “Agreement”) and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this Agreement or the performance of its obligations as a Lender under the Credit Agreement.

Each Increasing Lender agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent or the Borrower may reasonably request in connection with the transactions contemplated by this Agreement.

The following administrative details apply to the New Increasing Lender:

(A)                               Notice Address:

Legal Name:  JPMorgan Chase Bank, N.A.

Address:                         383 Madison Avenue — 23rd Floor

New York, New York 10179

Attention:  Affiliated Managers Group Account Executive

Telephone:

Facsimile:

(B)                               Payment Instructions:

Account No.:

ABA No.:

Bank Name: JPMorgan Chase Bank, N.A.

Reference:  Affiliated Managers Group

Attention:  NA CPG

The Existing Increasing Lender acknowledges and agrees that, on the Increase Effective Date, such Lender shall make an Incremental Loan to the Borrower in the amount of its Incremental Commitment set forth in clause (a) of the second paragraph hereof and such Existing Increasing Lender will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

The New Increasing Lender acknowledges and agrees that, on the Increase Effective Date, the undersigned (a) will be bound by the terms of the Credit Agreement (including, without limitation, Section 10.15 (Confidentiality)) as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement, (b) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (c) will make an Incremental Loan to the Borrower in the amount of its Incremental Commitment set forth in clause (b) of the second paragraph hereof.

As of the Increase Effective Date, Schedule I (Lender Commitments) to the Credit Agreement shall be replaced by Schedule I (Lender Commitments) attached hereto, and the Increase Effective Date shall be deemed to be the Increase Effective Date referred to in the Credit Agreement.

This Agreement shall be effective as of the date hereof upon the Administrative Agent’s receipt of this Agreement duly executed by each of the parties hereto.  The effectiveness of the increase on the Increase Effective Date shall be subject to (i) the Administrative Agent’s receipt

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prior to 11:00am Eastern time, June 8, 2016, of a certificate dated as of the Increase Effective Date signed by a Responsible Officer of the Borrower (x) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (y) certifying that, before and after giving effect to such increase, no Default or Event of Default exists and (ii) the payment of any fees due to the Increasing Lenders (collectively, the “Increase Conditions”).

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

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Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Matthew C. White
Name:	Matthew C. White
Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kenise Henry Larmond
Name:	Kenise Henry Larmond
Title:	Vice President

Acknowledged and consented to as of

June 3, 2016

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Assistant Vice President

Acknowledged and consented to as of

June 3, 2016

AFFILIATED MANAGERS GROUP, INC., as Borrower

By:	/s/ Jay C. Horgen
Name:	Jay C. Horgen
Title:	Chief Financial Officer and Treasurer

SCHEDULE I

LENDER COMMITMENTS/LOANS

Lenders	Closing Date Commitment	Incremental Commitment	Commitment Percentage
BANK OF AMERICA, N.A.	$65,000,000.00	$15,000,000.00	20.779220779%
CITIZENS BANK, N.A.	$35,000,000.00	$0	9.090909091%
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$35,000,000.00	$0	9.090909091%
CITIBANK, N.A.	$35,000,000.00	$0	9.090909091%
ROYAL BANK OF CANADA	$35,000,000.00	$0	9.090909091%
WELLS FARGO BANK, NATIONAL ASSOCIATION	$35,000,000.00	$0	9.090909091%
SUNTRUST BANK	$30,000,000.00	$0	7.792207792%
U.S. BANK NATIONAL ASSOCIATION	$30,000,000.00	$0	7.792207792%
BMO HARRIS BANK N.A.	$20,000,000.00	$0	5.194805195%
JPMORGAN CHASE BANK, N.A.	$0	$20,000,000.00	5.194805195%
PNC BANK, NATIONAL ASSOCIATION	$15,000,000.00	$0	3.896103896%
THE HUNTINGTON NATIONAL BANK	$15,000,000.00	$0	3.896103896%

Subtotal	$350,000,000.00	$35,000,000.00
Total	$385,000,000.00		100.000000000%